UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14301 North 87th Street, Suite 216 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 607-7093

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On April 30, 2007, El Capitan Precious Metals, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Kenneth P. Pavlich, its President and Chief Executive Officer. The Agreement sets forth the terms of Mr. Pavlich’s employment, and further memorializes certain compensation terms previously agreed upon by the Company and Mr. Pavlich whereby (i) Mr. Pavlich was granted 250,000 shares of the Company’s common stock on April 6, 2007 in consideration of his base salary for the remainder of calendar year 2007 and (ii) an option granted to Mr. Pavlich on April 6, 2007 to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $0.70 per share, the fair market value of the Company’s stock on the date of grant. The terms of the stock grant and option grant were disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2007, and are incorporated herein by reference.

The term of the Agreement is for two years, with automatic one-year extensions unless either party provides 30 days notice of termination to the other prior to the expiration of the initial term or an extension thereof. Commencing January 1, 2008 and for the remainder of the term of the Agreement, Mr. Pavlich will be entitled to a base salary consisting of 25,000 shares of common stock per month, provided the fair market value of the shares issued per month shall not exceed $100,000 based on the value of the average of the daily closing prices of the Company’s common stock during the month of service. Additionally, upon the completion of a sale or other transaction of the Company’s El Capitan property, Mr. Pavlich will be entitled to bonus compensation equal to 0.5% of value received by the Company (and its shareholders, if applicable) in such transaction; provided that, the Company’s consummation of a merger or other consolidation with Gold and Minerals Co., Inc. shall not constitute a transaction whereby the bonus compensation shall apply.

In the event Mr. Pavlich is terminated (i) without cause or (ii) within 3 months of a change of control of the Company, Mr. Pavlich shall be entitled to receive as severance a stock grant of 600,000 shares of the Company’s common stock. Additionally, in the event Mr. Pavlich is terminated within 3 months of a change of control of the Company, the unvested portion of his stock option shall vest upon the date of termination.

A copy of the employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Employment Agreement dated April 30, 2007 by and between the Company and Kenneth P. Pavlich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: May 4, 2007	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer